                                  SCHEDULE 14C
                            SCHEDULE 14C INFORMATION
                Information Statement Pursuant to Section 14(c)
           of the Securities Exchange Act of 1934 (Amendment No.   )

Check the appropriate box:

[ ]      Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]      Definitive Information Statement

                          Xechem International Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14-5(g) and 0-11.

         1)      Title of each class of securities to which transaction
                 applies:
         _______________________________________________________________________

         2)      Aggregate number of securities to which transaction applies:
         _______________________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         _______________________________________________________________________

         4)      Proposed maximum aggregate value of transaction:
         _______________________________________________________________________

         5)      Total fee paid:
         _______________________________________________________________________

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:
         _______________________________________________________________________

         2)      Form, Schedule or Registration Statement No.:
         _______________________________________________________________________

         3)      Filing Party:
         _______________________________________________________________________

         4)      Date Filed:
         _______________________________________________________________________

                           XECHEM INTERNATIONAL, INC.
                               100 JERSEY AVENUE
                             BUILDING B, SUITE 310
                     NEW BRUNSWICK, NEW JERSEY  08901-3279

                          NOTICE OF SPECIAL MEETING OF
                                  SHAREHOLDERS

                               December 24, 1996


To The Shareholders of Xechem International, Inc.:

         A special meeting of shareholders (the "Special Meeting") of Xechem International, Inc. (the "Company"), will be convened at 100 Jersey Avenue, Building B, Suite 310, New Brunswick, New Jersey, on January 15, 1997, at 10:00 a.m. (the "Meeting Date") pursuant to this notice. All Shareholders are entitled to attend the Special Meeting on the Meeting Date if they so elect. THE COMPANY WILL NOT SOLICIT EITHER CONSENTS OR PROXIES FOR USE AT THE SPECIAL MEETING ON THE MEETING DATE OR ANY ADJOURNMENTS THEREOF. The Company expects that a quorum will be present on the Meeting Date and that the matter to be considered by the shareholders at the Special Meeting will be acted upon then. The Special Meeting will be held for the following purpose:

         (1) To approve an amendment to the Company's Certificate of Incorporation in order to increase the number of authorized shares from 18,000,000 to 250,000,000 shares, consisting of 247,000,000 shares of common stock and 3,000,000 shares of preferred stock.

         The Board of Directors has fixed the close of business on December 19, 1996 as the record date for the determination of Shareholders entitled to notice of and to vote at the Special Meeting.



                                       _________________________________________
                                       Leonard Mudry, Secretary

                           XECHEM INTERNATIONAL, INC.
                               100 JERSEY AVENUE
                             BUILDING B, SUITE 310
                     NEW BRUNSWICK, NEW JERSEY  08901-3279

                               December 24, 1996

                             INFORMATION STATEMENT

         This Information Statement is furnished in connection with the special meeting of shareholders (the "Special Meeting") of Xechem International, Inc. (the "Company") which will be convened at 100 Jersey Avenue, Building B, Suite 310, New Brunswick, New Jersey at 10:00 a.m. on January 15, 1997, or any subsequent adjournments thereof.

         Holders of shares of the Company's Common Stock, $.00001 par value (the "Common Shares"), Series A Preferred Stock, par value $.00001 per share (the "Series A Preferred Shares"), and Class C Series 2 Voting Cumulative Preferred Stock, par value $.00001 per share (the "Series 2 Preferred Shares") (the "Shareholders") of record as of December 19, 1996 (the "Record Date") are entitled to attend the Special Meeting and to vote on the resolution set forth below (the "Resolution"). The Company has also authorized Class B 8% Preferred Stock, par value $.00001 per share (the "Class B Preferred Shares"), Class C Series 1 Preferred Stock, par value .00001 per share (the "Series 1 Preferred Shares") and Class C Series 3 Preferred Stock, par value $.00001 per share (the "Series 3 Preferred Shares"). Holders of Class B and Series 1 Preferred Shares are not entitled to vote on the Resolution and presently there are no outstanding Series 3 Preferred Shares (see "Certain Transactions" below). On such date the Company had outstanding 8,112,094 Common Shares, 2,500 Series A Preferred Shares, and 5,000 Series 2 Preferred Shares. Each of the Common Shares are entitled to one vote per Common Share, each Series A Preferred Share is entitled to 1,000 votes per Series A Preferred Share and each Series 2 Preferred Share is entitled to cast a number of votes per Series 2 Preferred Share equal to the number of Common Shares into which the Series 2 Preferred Shares are convertible on the Record Date. As of the Record Date, the outstanding Series 2 Preferred Shares were convertible into 10,000,000 Common Shares. Common, Series A Preferred and Series 2 Preferred Shareholders will vote as a single class on the Resolution. THE COMPANY IS NOT SOLICITING CONSENTS OR PROXIES AND SHAREHOLDERS ARE REQUESTED NOT TO SUBMIT EITHER OF THEM. The affirmative vote of the holders of a majority of the outstanding Common, Series A Preferred and Series 2 Preferred Shares, voting as a group, is required to adopt the Resolution. This Information Statement is being mailed to Shareholders on or about December 24,1996.


               RESOLUTION TO BE PRESENTED AT THE SPECIAL MEETING

         The following Resolution will be presented to the holders of Common, Series A Preferred and Series 2 Preferred Shares at the Special Meeting:

                 RESOLVED, That the Company's Certificate of Incorporation be amended to increase the number of authorized shares from 18,000,000 to 250,000,000 shares consisting of 247,000,000 shares of common stock and 3,000,000 shares of preferred stock.

         The Company is proposing this amendment to its Certificate of Incorporation to allow the Company to have available sufficient Common Shares for issuance in connection with the conversion of Series 1, Series 2 and Series 3 Preferred Shares into Common Shares and the exercise of outstanding options (the "Options") and warrants (the "Warrants") to purchase Common Shares of the Company. The Certificate of Incorporation presently authorizes the Company to issue up to 18,000,000 shares consisting of 15,000,000 shares of common stock and 3,000,000 shares of preferred stock. Upon completion of the sale of up to 55,000 Series 2 Preferred Shares, which are convertible into up to 110,000,000 Common Shares and the issuance of up to 21,088,000 Common Shares as a result of the conversion of Series 3 Preferred Shares into Common Shares, the amount of Common Shares issued and outstanding would be greatly in excess of the number of Common Shares presently authorized in the Certificate of Incorporation. See "Certain Transactions" on page 4.

         If the Resolution is adopted, 232,000,000 additional Shares will be available for issuance by the Board of Directors without any requirement of
further Shareholder approval.   In addition to the Common Shares the Company
expects to issue in connection with the conversion of Series 1, Series 2 and Series 3 Preferred Shares and upon exercise of the Options and the Warrants, the Company may issue additional Shares to provide additional funds for working capital and acquisitions of other businesses, although the Company presently has no such intentions. The Board of Directors believes it desirable that the Company have the flexibility to be able to issue additional Shares without Shareholder approval. Shareholders have no preemptive rights to purchase any Shares. The Company may issue additional Shares at such times and under such circumstances as to have a dilutive effect on earnings per Share and on the equity ownership of present Shareholders.


                             ADDITIONAL INFORMATION

         Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-KSB annual reports, its Form 10-QSB quarterly reports and its Form 8-K current reports. Copies of the Company's Form 10-KSB for its fiscal year ending December 31, 1995, its quarterly reports on Form 10-QSB for the quarters ending March 31, June 30, and September 30, 1996 and its Form 8-K current reports filed with the Securities and Exchange Commission during 1996 are available from the Company upon request at the address set forth in the Notice of Special Meeting of Shareholders.


                       INTENTION OF MAJORITY SHAREHOLDERS

         As of the date of this Information Statement, the Majority Shareholders (who are identified in the next paragraph) held of record 2,733,945 Common Shares, 2,500 Series A Preferred Shares and 5,000 Series 2 Preferred Shares (representing approximately 74% of the votes entitled to be cast with respect to the Shares at the Special Meeting). The remaining outstanding Common Shares and Series 1 Preferred Shares are beneficially owned by several hundred other shareholders. Dr. Ramesh C. Pandey, Chief Executive Officer and Chairman of the Board of Directors of the Company, owns all of the Class B Preferred Shares and, upon issuance, will own all of the outstanding Series 3 Preferred Shares. The Majority Shareholders have informed the Company that they intend to vote for the Resolution.


        The Majority Shareholders are The Edward A. Blech Trust and Dr. Ramesh
C. Pandey.

                                   MANAGEMENT

         The following sets forth information regarding directors and officers of the Company:

         RAMESH C. PANDEY, Ph.D., age 58, is the founder of the Company. He has been Chief Executive Officer and President and a director of the Company's subsidiary, Xechem, Inc., since its formation in 1990 and the Chief Executive Officer, President, and Chairman of the Board of Directors of the Company since its formation in February 1994. From 1984 to March 1990, Dr. Pandey was the President and Chief Scientist of the Company's predecessor, Xechem Inc., formerly a subsidiary of Fujisawa/LyphoMed, Inc. Dr. Pandey has also served as scientist, consultant, and research associate for several universities and private laboratories. Dr. Pandey has published numerous articles in professional publications, such as the Journal of Antibiotics, the Journal of the American Chemical Society and the Journal of Industrial Microbiology. Dr. Pandey is a member of the editorial board of the Journal of Antibiotics and of several professional societies. Dr. Pandey holds five patents with respect to biochemical products and processes.

         BRIAN ARENARE, M.D., age 37, has been a director of the Company since March 1994 and has served as a consultant to the Company since May 1992. He is also a member of the Company's Scientific Advisory Board ("SAB"). Currently, Dr. Arenare is providing consulting services to the pharmaceutical and healthcare industries and works with the American Medical Association committee on accreditation of hospitals. From January 1994 to August 1994, Dr. Arenare was the General Manager of Ropharmex USA Corp., which provided international pharmaceutical trade and consulting services. From February 1992 to February 1993, Dr. Arenare was a consultant with The Wilkerson Group, Inc., which provided strategic management consulting services to pharmaceutical and biotechnology companies. From January 1990 to January 1992, he was Managing Partner of AIM Consulting, which provided technical and strategy consulting to pharmaceutical companies. He has been an attending physician at the Beth Israel Medical Center in New York City since July 1993 and was an attending physician at Lenox Hill Hospital in New York City from January 1989 to December 1991. Dr. Arenare received his M.D. from Yale University in 1983 and an M.B.A. from Columbia University in 1968.

         LESTER A. MITSCHER, Ph.D., age 64, has been a director of the Company since August 1994. He is also a member of the SAB. Dr. Mitscher is currently the University Distinguished Professor and former Chairman of the Department of Medicinal Chemistry at the University of Kansas, one of the nation's premier research institutions for chemistry. Among his past accomplishments, he has served on the Senior Advisory Council of G.D. Searle & Co., and has been the Chairman of the Biological and Natural Products Study Section for the National Institute of Health, as well as Chairman of the American Society for Pharmacognosy. Dr. Mitscher received his Ph.D. from Wayne State University in 1968.

         LEONARD A. MUDRY, age 59, has been the Vice President - Finance and Operations of the Corporation since May 1994. From February 1991 to April 1994, he was Vice President - Operations of MediGene, Inc., a pre-natal testing company. Prior to joining MediGene, Mr. Mudry was Vice President -Operations/Finance for Princeton Diagnostic Labs from March 1990 to January 1991; Senior Vice President and Chief Financial Officer of American Medical Laboratories from January 1987 to March 1990; and held various positions with Hoffman-LaRoche, Inc. and its subsidiaries, a major pharmaceutical company, from 1969 to 1987.

                              CERTAIN TRANSACTIONS

         On November 18, 1996, the Company entered into and closed the initial stage of a Stock Purchase Agreement (the "Purchase Agreement") with David Blech or his designee ("Blech") providing for the sale of up to 55,000 Series 2 Preferred Shares for a purchase price of $100 per share ($5,500,000 in the aggregate) over approximately nine months. At the initial closing, The Edward
A. Blech Trust purchased 5,000 Series 2 Preferred Shares for $500,000. Blech has the right under the Stock Purchase Agreement to purchase an additional 5,000 Series 2 Preferred Shares on or before December 2, 1996; 5,000 shares on or before December 16, 1996; 7,500 shares on or before January 15, 1997; 17,500 shares on or before February 17, 1997; 10,000 shares on or before June 2, 1997; and a final 5,000 shares on or before July 15, 1997. As of the Record Date, a total of 5,000 Series 2 Preferred Shares have been purchased under the Purchase Agreement. The Purchase Agreement also provides that the Company's President and Chief Executive Officer, Dr. Ramesh Pandey, will exchange certain indebtedness of the Company owed to him and the Class B 8% Preferred Stock of the Company held by him for 13,180 Series 3 Preferred Shares at the January 1997 closing under the Purchase Agreement.

         The Series 2 and Series 3 Preferred Shares will be automatically converted into Common Shares upon amendment of the Company's Certificate of Incorporation to authorize the issuance of sufficient Common Shares for such conversion (or, if later, the January 1997 closing). The conversion price of the Series 2 Preferred Shares will be $.05 per share if Blech completes the December 1996 and January 1997 purchases under the Purchase Agreement, and will be $.0625 per share if such purchases are not completed. The conversion price of the Series 3 Preferred Shares will be $.0625 per share. If such conversion is effected prior to a scheduled closing, Blech and Dr. Pandey will acquire the underlying Common Shares in lieu of acquiring Series 2 Stock or Series 3 Preferred Shares. If all the Series 2 and Series 3 Preferred Shares are issued and converted to Common Shares, Blech and Dr. Pandey will acquire 110,000,000 and 21,088,000 Common Shares, respectively. The holders of the Series 2 or Series 3 Shares are entitled to vote with the holders of the Common Shares, casting a number of votes per share equal to the number of Common Shares into which the Series 2 or Series 3 Preferred Shares are convertible. Pursuant to the Purchase Agreement, Dr. Pandey and Blech have agreed to vote or execute a written consent to approve such an amendment to the Certificate of Incorporation. As a result of the voting rights of the Series 2 Preferred Shares, Blech presently owns securities entitling him to cast approximately 49% of the aggregate votes entitled to be cast at an election of directors and will be entitled to cast approximately 77% of such votes if all transactions contemplated by the Purchase Agreement are completed.

         Pursuant to the Purchase Agreement, the Company, Dr. Pandey and Blech have also entered into a stockholders' agreement, which, among other things:
(i) generally prohibits the sale of any of Dr. Pandey's shares of capital stock of the Company for a period of 5 years, except with the consent of Blech; (ii) provides Blech with the right to sell his pro rata portion (relative to the holdings of Dr. Pandey) of any proposed sale of shares by Dr. Pandey, and a reciprocal right in favor of Dr. Pandey to sell his pro rata portion of any shares sold by Blech; (iii) requires Blech to vote for Dr. Pandey as a director of the Company, and to use his efforts to cause Dr. Pandey to remain Chairman, President and chief executive officer of the Company; (iv) requires the Company and its directors (subject to their fiduciary duties to the Company and the Shareholders) to take such actions after the January 1997 closing as Blech may request to elect his nominees to constitute a majority of the directors of the Company; and (v) provides for certain demand and piggyback registration rights in favor of Blech.

         The Company has received an opinion from The Griffing Group, Inc., an independent valuation and financial advisory firm, as to the fairness of the above transactions, from a financial point of view, to the Shareholders.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the total voting stock (including the Common Shares, the Class A Preferred Shares and Series 2 Preferred Shares) as of the Record Date of this Information Statement by: (i) each Shareholder known by the Company to beneficially own in excess of 5% of the outstanding Common Shares, Class A Preferred Shares, Series 2 Preferred Shares; (ii) each director; and
(iii) all directors and executive officers, as a group. All of the outstanding Class A Preferred Shares are owned by Dr. Ramesh C. Pandey and all of the outstanding Series 2 Preferred Shares are owned by The Edward A. Blech Trust. Except as otherwise indicated in the footnotes to the table, the persons named below have sole voting and investment power with respect to the shares beneficially owned by such persons.


                                                               Class A Preferred    Class C Series 2
                                              Common Stock           Stock          Preferred Stock


                                           Number of  Percent  Number of   Percent  Number of  Percent   Percent
 Name and Address                           Shares   of Class   Shares    of Class   Shares   of Class   of Voting
                                                                                                        Stock (1)

 The Edward A. Blech Trust (2)                  0         --          0      --     5,000    100%       48.5%

 Dr. Ramesh C. Pandey (3)               2,733,945 (4)   33.8%     2,500    100%         0     ---       25.4%

 Dr. Brian Arenare (3)                      4,000 (5)       *         0      --         0     ---         *

 Dr. Lester A. Mitscher (3)                 2,300 (6)       *         0      --         0     ---         *

 All directors and officers as          2,746,245 (7)  33.8%      2,500    100%         0     ---       25.4%
    a group
     (4) persons)



(1) Gives effect to the voting rights of 2,500 Class A Preferred Shares, all of which are owned by Dr. Pandey and 5,000 Series 2 Preferred Shares, all of which are owned The Edward A. Blech Trust.

(2) The address of The Edward A. Blech Trust is c/o Rabbi Mordechai Jofer, Trustee, 418 Avenue I, Brooklyn, New York 11230.

(3) The address of each of Messrs. Pandey, Arenare and Mitscher is c/o Xechem International, Inc., 100 Jersey Avenue, Building B, Suite 310, New Brunswick, New Jersey 08901.

(4) Does not include shares subject to or shares issuable on conversion of the 8% Preferred Shares, which presently are not exercisable or convertible, respectively, and will not be exercisable or convertible, respectively, within 60 days from the date of this Information Statement.

(5) Does not include 6,000 shares subject to options which are not exercisable and will not become exercisable within 60 days from the date of this Information Statement.

(6) Does not include 8,200 shares subject to options which are not exercisable and will not become exercisable within 60 days from the date of this Information Statement.

(7) Does not include 85,200 shares subject to options which are not exercisable and will not become exercisable within 60 days from the date of this Information Statement.

*    Less than one percent.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    The authorized capital stock of the Company presently consists of 15,000,000 shares of Common Stock (of which there are 8,112,094 shares outstanding), par value $.00001 per share, 2,500 shares of Class A Preferred Stock, par value $.00001 per share (all of which are outstanding), 1,150 shares of 8% Preferred Stock (all of which are outstanding), par value $.00001 per share, and 2,996,350 shares of Class C Preferred Stock, par value $.00001 per share (of which there is presently outstanding 6,500 Series 1 Preferred Shares and 5,000 Series 2 Preferred Shares).

COMMON STOCK

    Holders of Common Shares are entitled to one vote on each matter submitted to a vote at a meeting of Shareholders. Common Shares do not have cumulative voting rights, which means that the holders of a majority of shares voting for the election of directors can elect all of the members of the Board of Directors. Common Shares have no preemptive rights and no redemption or conversion privileges. Subject to any preferences of any outstanding Preferred Stock, the holders of the outstanding Common Shares are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may, from time to time, determine, and upon liquidation and dissolution are entitled to receive all assets available for distribution to the Shareholders. A majority vote of Common Shares represented at a meeting at which a quorum is present is sufficient for all actions that require the vote of Common Shareholders. All of the outstanding Common Shares are full-paid and nonassessable.

PREFERRED STOCK

    There are currently outstanding 2,500 Class A Preferred Shares. The holders of Class A Preferred Shares are entitled to receive dividends of $.00001 per share, and $.00001 per share in liquidation, before any dividends or distributions on liquidation, respectively, may be paid to the holders of Common Shares. The holders of the Class A Preferred Shares are entitled to cast 1,000 votes per share on each matter presented to Shareholders of the Company, voting together as a single class with the holders of the Common Shares, except as may be required by the Delaware General Corporation Law, and except that the affirmative vote or consent of holders of a majority of the outstanding Class A Preferred Shares is required to approve any action to increase the number of authorized Class A Preferred Shares, to amend, alter, or repeal any of the preferences of the Class A Preferred Shares, or to authorize any reclassification of the Class A Preferred Shares. The Company may redeem the Class A Preferred Shares for $.00001 per share at any time after May 3, 2009.

    Also outstanding are 1,070 shares of 8% Preferred Stock with a liquidation preference of $100 per share. The 8% Preferred Shares are entitled to cumulative dividends on the liquidation preference at the rate of 8% per annum, payable quarterly. The 8% Preferred Shares may be redeemed at any time, in whole or in part, at the option of the Company for a redemption price equal to the liquidation preference plus accrued and unpaid dividends. After the fifth anniversary of issuance, the holders of 8% Preferred Shares may, at each holder's option, convert such 8% Preferred Shares into Common Shares at a conversion price equal to $5.00 per share; provided that if a change in control has occurred such shares may be converted, regardless of whether five years have elapsed at a conversion price equal to the least of (i) $5.00, (ii) 25% of the then-current market price of the Common Shares and (iii) the lowest price paid by the hostile acquiror within the one year preceding the change in control The 8% Preferred Shares have no voting rights except for extraordinary corporate actions such as mergers, consolidations, or sales of substantially all the assets of the Company, which will require the affirmative vote or consent of the holders of a majority of such shares, and except as may be required by law.

    The Company's Board of Directors may, without further action by the Shareholders, from time to time, issue shares of the Class C Preferred Stock in series and may, at the time of issuance, determine the rights, preferences, and limitations of each series. Any dividend preference of any Class C Preferred Stock which may be issued would reduce the amount of funds available for the payment dividends on Common Shares. Also, holders of the Class C Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution, or winding-up of the Company before any payment is made to the holders of Common Shares. Under certain circumstances, the issuance of such Class C Preferred Stock may render more difficult or tend to discourage a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management. Although the Company presently has no plans to issue any additional shares of the Class C Preferred Stock, other than pursuant to the Purchase Agreement, the Board of Directors of the Company, without Shareholder approval, may issue the Class C Preferred Stock with voting and conversion rights which could adversely affect the holders of Common Shares.

    There are presently outstanding 6,500 shares of Class C Series 1 Preferred Stock (the "Series 1 Preferred Shares") with a liquidation preference of $100 per share. Holders of Series 1 Preferred Shares are entitled to receive cumulative dividends on the liquidation preference at the rate of 8% per annum, payable quarterly. Holders of Series 1 Preferred Shares may, at each holder's option, convert such Series 1 Preferred Shares into a number of Common Shares equal to that number of Common Shares as can be purchased by the quotient of $100 divided by the "Conversion Price." The "Conversion Price" is 75% of the "Closing Price" of the Common Shares. The "Closing Price" is the average closing bid price of the Common Shares over the five-day trading period ending on the last trading day prior to the date of conversion, such price not to exceed $2.75 per Common Share or be less than $1.25 per Common Share. Holders of Series 1 Preferred Shares may convert such shares up to and including the first anniversary of issuance of such shares (April 1997) and all outstanding Series 1 Preferred Shares automatically will be converted on such anniversary date. The Series 1 Preferred Shares have no voting rights except for extraordinary corporate actions such as mergers, consolidations or sales of substantially all of the assets of the Company, which will require the affirmative vote or consent of the holders of a majority of such shares, and except as may be required by law.

    There are presently outstanding 5,000 Series 2 and no Series 3 Preferred Shares with a liquidation preference of $100 per share. The Series 2 and Series 3 Preferred Shares rank pari passu in right to liquidation distributions, senior to the Class A Preferred Shares and Class B 8% Preferred Shares, and junior to the Series 1 Preferred Shares. These Series 2 and Series 3 Preferred Shares are entitled to receive such dividends as would have been received by such holder with respect to the Common Shares underlying the Series 2 and Series 3 Preferred Shares. The Series 2 and Series 3 Preferred Shares rank pari passu in right to dividends and junior to any series of the Company's capital stock which ranks senior to the Series 2 and Series 3 Preferred Shares. On the later to occur of (i) the filing of an amendment to the Company's Certificate of Incorporation, as set forth in this Information Statement, (ii) the day after the closing of the purchase of the fourth group of Series 2 Preferred Shares by Blech under the Purchase Agreement or (iii) the termination of the Purchase Agreement as a result of a default by Blech on his obligations to purchase certain Series 2 Preferred Shares, the Series 2 and Series 3 Preferred Shares will be converted automatically into Common Shares. The conversion price of the Series 2 Preferred Shares is $.05 per share (adjusted under certain circumstances) and $.0625 per share for the Series 3 Preferred Shares. Holders of Series 2 and Series 3 Preferred Shares are entitled to cast a number of votes per share equal to the number of Common Shares into which such Series 2 and Series 3 Preferred Shares are convertible.

REDEEMABLE WARRANTS

    The Warrants were issued pursuant to an agreement, dated as of April 26, 1994 (the "Warrant Agreement"), between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"). As of the Record Date, 1,150,000 Warrants are issued and outstanding. Each Warrant entitles the holder to purchase, at any time until April 26, 1999, one Common Share at an exercise price of $2.65 per share, subject to adjustments, pursuant to certain anti- dilution provisions contained in the Warrant Agreement. The Warrants may be exercised in whole or in part. Unless exercised the Warrants will automatically expire on April 26, 1999, unless extended by the Company.

    The Company may at any time redeem the Warrants, in whole or in part, at the option of the Company, upon not less than 30 days' notice, at a price of $.10 per Warrant, provided that: (1) the then-current market price of the Common Shares is at least 175% of the then-current exercise price of the Warrants for 20 consecutive business days ending within 30 days of the date of the notice of redemption; and (ii) the Company is in compliance with its obligations to register, under the Securities Act, the Common Shares issuable on exercise of the Warrants. If the Company exercises its right to redeem the Warrants, such Warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder thereof will be entitled only to the redemption price.

    Pursuant to the Warrant Agreement, the Company, by notice to the Warrant Agent, may reduce the exercise price permanently or for such period as it may determine, or extend the expiration date of the Warrants. The Warrant Agent is required to send a notice of any such change to each registered holder of Warrants.

    For a holder to exercise the Warrants there must be a current registration statement in effect with the Commission and qualification with or approval from various state securities agencies with respect to the Common Shares or other securities underlying the Warrants, or an opinion of counsel for the Company that there is an effective exemption from registration. As long as the Warrants remain outstanding and exercisable, the Company may be required to file a registration statement with the Commission and have such registration statement declared effective. If a registration statement covering such Common Shares is not kept current for any reason, or if the shares underlying the Warrants are not registered in the state in which a holder resides, the Warrants will not be exercisable and will be deprived of any value.


                                 OTHER MATTERS

    The Board of Directors of the Company is not aware that any matter other than that described in this Information Statement is to be presented at the Special Meeting.





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